CONSENT OF INDEPENDENT ACCOUNTANTS

American Resources and Development Company

We hereby consent to the incorporation by reference on the Registration Statement on Form S-8 of our report dated June 19, 1997, on the financial statements of American Resources and Development Company (formerly Leasing Technology Incorporated)(the "Company") for the year ended March 31, 1997, included in the Form 10-K of the Company for the fiscal year ended March 31, 1997.

Jones, Jensen & Company

/s/ Jones, Jensen & Company

Salt Lake City, Utah
September 8, 1997